UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 29, 2014

Bacterin International Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
001-34951	20-5313323
(Commission File Number)	(IRS Employer Identification No.)
600 Cruiser Lane Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)
(406) 388-0480
(Registrant’s Telephone Number, Including Area Code)

Item 7.01              Regulation FD Disclosure.

The Company has issued a press release entitled “Bacterin Announces New Demineralized Bone Matrix Constructs for Spine Applications” which is attached as Exhibit 99.1 and incorporated herein.

The information in this Item 7.01 and the document attached as Exhibit 99.1 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), nor otherwise subject to the liabilities of that section, nor incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No	Description

99.1	Press Release of Bacterin International Holdings, Inc. dated October 29, 2014 entitled “Bacterin Announces New Demineralized Bone Matrix Constructs for Spine Applications”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2014	BACTERIN INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Daniel Goldberger
	Name:	Daniel Goldberger
	Title:	Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release of Bacterin International Holdings, Inc. dated October 29, 2014 entitled “Bacterin Announces New Demineralized Bone Matrix Constructs for Spine Applications”

Bacterin Announces New Demineralized Bone Matrix Constructs for Spine Applications

BELGRADE, MT--(BUSINESS WIRE) — October 29, 2014 -- Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of bone graft material and coatings for medical applications, today announced the release of two unique new products for use in spinal procedures, 3Demin™ Boats and 3Demin™ Strips. These products complement Bacterin’s existing bone graft portfolio as our new technology allows us to provide larger constructs suitable for multi-level spinal fusion procedures.

The 3Demin™ Boats and 3Demin™ Strips, as well as 3Demin™ Cortical Fibers, will compete in the domestic bone replacement market, a $1.7 billion annual business segment (Source: BioMedGPS, LLC). Bacterin’s CEO Dan Goldberger stated, “The 3Demin™ product family was strategically designed to address the adult deformity and multi-level spine fusion market segment.  These products complement our current DBM product offerings allowing us to offer a more comprehensive product portfolio to new and existing customers. With these product launches, Bacterin has returned to its roots as an innovator in bone allograft and I want to congratulate the entire team on this accomplishment.”

The 3Demin™ family of osteoinductive, demineralized bone allografts is part of an ongoing expansion of Bacterin’s orthopedic product offering. 3Demin™ Boats and 3Demin™ Strips can be used as stand-alone bone grafts or in combination with autologous bone in a variety of spinal fusion applications. Bacterin has optimized the processing and consequent handling characteristics of cortical bone to facilitate ease of use during surgery while maintaining maximum biological performance and providing a sterility assurance level (SAL) 10-6.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologic products to domestic and international markets. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow and achieve profitability; the Company’s ability to remain listed on the NYSE MKT; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company’s ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investor Contact:

COCKRELL GROUP

Rich Cockrell

877-889-1972

investorrelations@thecockrellgroup.com

cockrellgroup.com